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                                                                  Exhibit (g)(2)

                                     649-1-0

                                 ADDENDUM TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED April 1, 1990

                                     between

               IDS LIFE INSURANCE COMPANY, Minneapolis, Minnesota

                                       and

     [name of reinsurance company], [city and state of reinsurance company]

                     This Addendum is Effective May 1, 1991

I.    ADDITION OF VUL-350 PLAN

      Effective May 1, 1991, reinsurance required by IDS LIFE INSURANCE COMPANY on the policy plan listed below will be assumed by [name of reinsurance company] under the terms of this Agreement:

                                     VUL-350

      Exhibit B of this Agreement is hereby replaced by the attached Exhibit B which now includes VUL-350 in the list of plans covered.

      Premiums payable for this coverage are as described in Exhibit C of this Agreement.

II. All provisions of the Automatic Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

                                       IDS LIFE INSURANCE COMPANY

By:     [ILLEGIBEL]                    By:   [ILLEGIBLE]
Title:  VP - Finance                   Title:VP - Insurance Product Development
Date:   6/10/91


                                       [name of reinsurance company]
By:      [signature]                   By:   [signature]
Title:   [title]                       Title:[title]
Date:    April 30, 1991



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                                    EXHIBIT B

                             POLICY PLANS REINSURED

EFFECTIVE DATE

APRIL 1, 1990

             Universal Life

                   Base  plans:  UL25,  UL100,  UL500,  VUL,  EUL25,  and EUL100
                   Riders: Other Insured Riders (OIR) and Waiver of Monthly Deductions (WMD)

                   UL100 and UL500 policies written with a Survivor Insurance Rider (SIR) attached are excluded from the Automatic Risk Pool

             Fixed Premium, Fixed Benefit Whole Life

                   Base plan: Whole Life
                   Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

             Level Benefit Term Insurance

                   Base plans: YRT, YRT-7 and 10 Year Renewable Term
                   Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

             Decreasing Benefit Term Insurance

                   Base plans: ART and Mortgage Term
                   Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)


MAY 1, 1991

             VUL-350


(Rev. 5-91)